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                                                                    Exhibit 21.1

                           MICROS-TO-MAINFRAMES, INC.

                                  Subsidiaries

                                      Country or          Percentage of
Name of                               State of            Voting Securities
Subsidiary                            Incorporation       Owned by the Company
- ----------                            -------------       --------------------

MTM Advanced Technology, Inc.         New York                 100%

Data.Com RESULTS, Inc.                New York                 100%